Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 12, 2014 (except for notes 24, 25, 26, and 27, as to which the date is May 12, 2014) relating to the consolidated financial statements of Citizens Financial Group, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 12, 2014